Exhibit I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of WageWorks, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 21st day of May, 2013.

SIGNATURE

/s/ Camden Partners Strategic Manager, LLC, By Donald W. Hughes, Managing Member

/s/ Camden Partners Strategic II, LLC, By Donald W. Hughes, Managing Member

/s/ Camden Partners Strategic III, LLC, By Camden Partners Strategic Manager, LLC, By Donald W. Hughes, Managing Member

/s/ Camden Partners Strategic Fund II-A, LP, By Camden Partners Strategic II, LLC, By Donald W. Hughes, Managing Member

/s/ Camden Partners Strategic Fund II-B, LP, By Camden Partners Strategic II, LLC, By Donald W. Hughes, Managing Member

/s/ Camden Partners Strategic Fund III, LP, By Camden Partners Strategic III, LLC, By Camden Partners Strategic Manager, LLC, By Donald W. Hughes, Managing Member

/s/ Camden Partners Strategic Fund III-A, LP , By Camden Partners Strategic III, LLC, By Camden Partners Strategic Manager, LLC, By Donald W. Hughes, Managing Member

/s/ Donald W. Hughes, Attorney-in-Fact for David L. Warnock

/s/ Donald W. Hughes

/s/ Donald W. Hughes, Attorney-in-Fact for Richard M. Berkeley